Media contact:	Charles Keller
612-678-7786
charles.r.keller@ampf.com

Stockholder contact:	Gary Terpening
212-850-1533
gary.a.terpening@ampf.com
RIVERSOURCE LASALLE INTERNATIONAL REAL ESTATE FUND, INC.
ANNOUNCES RECORD AND MEETING DATES FOR
THIRD ANNUAL MEETING OF STOCKHOLDERS, IF HELD
MINNEAPOLIS, MN, January 14, 2011 — RiverSource LaSalle International Real Estate Fund, Inc. (the “Fund”) (NYSE: SLS) today announced that it will hold its 3rd Annual Meeting of Stockholders on April 14, 2011 (the “Meeting”) in Minneapolis, MN, unless the Fund’s stockholders approve a proposal to merge the Fund with an open-end fund (the “Merger Proposal”) at a special meeting to be held on February 15, 2011 (the “Special Meeting”). The close of business on February 16, 2011 has been fixed by the Fund’s Board of Directors as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.
At the Meeting, Stockholders will be asked to elect three directors, each to hold office until the 2014 Annual Meeting of Stockholders and all until their successors are elected and qualify, to consider the ratification of the Board’s selection of Ernst & Young LLP as the Fund’s independent registered public accounting firm, and to consider such other matters as may properly come before the Meeting or any postponement or adjournment thereof. This and other information relating to the Meeting, including additional details of the Meeting place and time, will be described in a notice of meeting and proxy statement that the Fund intends to file with the Securities and Exchange Commission, unless the Fund’s Merger Proposal is approved at the Special Meeting.